UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2017 (June 9, 2017)

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 9, 2017, the board of directors (the “Board”) of American Finance Trust, Inc. (the “Company”) approved certain amendments to the Company’s existing share repurchase program, as amended (the “Existing SRP”), and the Company’s distribution rate (each as described below).

In approving the foregoing, the Board considered various factors, including, but not limited to, the Company’s previously announced long-term business strategy and desire to preserve capital that can be used to, among other things, acquire additional assets and increase distribution coverage, which the Board believes will enhance long-term value as contemplated by that strategy.

Share Repurchase Program

Accordingly, the Board unanimously approved a second amended and restated share repurchase program the (“A&R SRP”) which will become effective on July 14, 2017. The A&R SRP supersedes and replaces the Existing SRP. Under the A&R SRP, subject to certain conditions, only repurchase requests made following the death or qualifying disability, in each case as defined in the A&R SRP, of stockholders that purchased shares of common stock of the Company or received their shares from the Company (directly or indirectly) through one or more non-cash transactions will be considered for repurchase by the Company so long as the repurchase otherwise complies with the provisions of Maryland law. Other terms and provisions of the A&R SRP remain consistent with the Existing SRP. Any requests received to date will be processed in accordance with the A&R SRP.

The foregoing summary of the A&R SRP is qualified by the text of the A&R SRP, which is filed as an exhibit to this Current Report on Form 8-K.

Distribution Rate

On June 9, 2017, the Board unanimously authorized a decrease in the rate at which the Company pays its daily-accrued distributions paid monthly in arrears to stockholders, effective as of July 1, 2017, from $1.65 per share on an annualized basis, to $1.30 per share on an annualized basis. This represents a change in the annualized distribution yield, based on the original purchase price of $25.00 per share, from 6.6% to 5.2%, or a change from 7.1% to 5.6% based on the Company’s most recent estimated per share net asset value as of December 31, 2016 of $23.37 per share. The next monthly distributions payable in arrears on or about July 5, 2017 will reflect the existing rate, while the first distributions under the new rate will be payable in arrears on or about August 5, 2017.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K, filed with the Securities and Exchange Commission on March 13, 2017. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Second Amended and Restated Share Repurchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: June 14, 2017	By:	/s/ Nicholas Radesca
Nicholas Radesca Chief Financial Officer, Secretary and Treasurer